UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2007

Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51846 (Commission File No.)	20-2660764 (IRS Employer Identification No.)

2 Corporate Drive
Shelton, Connecticut 06484
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (203) 926-5600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On January 3, 2007, Clayton Services, Inc., a wholly-owned subsidiary of the Registrant, entered into a lease agreement with FOA 6302 East Martin Luther King Boulevard LLC (the “Lease”) for approximately 51,134-sq. ft. of office space located at 6302 East Dr. Martin Luther King, Jr. Boulevard, Tampa, Florida. The term of the Lease will expire on March 31, 2017. The Lease provides for an initial rent of approximately $57,100 per month, subject to adjustment as provided in the Lease. The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Lease which is attached hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.1                           Lease, effective as of  January 3, 2007, by and between Clayton Services, Inc. and FOA 6302 East Martin Luther King Boulevard LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.

January 5, 2007	By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Lease, effective as of January 3, 2007, by and between Clayton Services, Inc. and FOA 6302 East Martin Luther King Boulevard LLC